[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.14

DEVELOPMENT AND CLINICAL MANUFACTURE AGREEMENT

This Development and Clinical Manufacture Agreement (the “Agreement”) is made and entered into as of June 5, 2012 (the “Effective Date”) by and between Metabolex, Inc., a Delaware corporation with its principal place of business located at 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”) and Patheon Inc., a Canadian company with its principal place of business located at 2100 Syntex Court, Mississauga, Ontario, L5N 7K9, Canada (“Patheon”). Metabolex and Patheon may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

Metabolex desires Patheon to perform certain manufacturing process development work on its proprietary drug compound known as “MBX-102” (also known as “arhalofenate”) in accordance with the terms and conditions set forth in this Agreement. This Agreement also allows Patheon to manufacture pharmaceutical products intended for use in clinical trials in accordance with the terms and conditions set forth in this Agreement.

Patheon is willing to perform such development and other specified work under the terms and conditions set forth in this Agreement.

Now therefore, the Parties agree as follows:

1.	DEFINITIONS

1.1.	“Affiliate” means, with respect to a particular Party, any other corporation or other legal entity that controls, is controlled by or is under common control with such Party. For purposes of this definition, the term “control” (with correlative meanings for the terms “controlled by” and “under common control with”) means that the applicable entity has more than 50% of the voting rights in the controlled entity.

1.2.	“API” means the chemical compound known as MBX-102 or arhalofenate, having the chemical structure as described in Exhibit A of this Agreement.

1.3.	“Applicable Law” means all applicable laws, rules, ordinances, and regulations, including any rules, regulations, guidelines or other requirements of relevant government agencies, that may be in effect from time to time in the applicable country or jurisdiction, including then-current cGMP as applicable to the Services to be provided under this Agreement.

1.4.

“Confidential Information” means, with respect to a Party, all Information that such Party delivers or discloses to the other Party pursuant to, or in connection with, this Agreement, regardless of its source, and whether or not the same is specifically identified as being “confidential”. This Agreement constitutes Confidential Information of both Parties. In addition, but subject to the limitations set forth in Section 7.2, all Information that (i) is disclosed by Metabolex to Patheon regarding the Services to be provided under this

Agreement; (ii) is set forth in the Scope of Work; (iii) is developed or generated by Patheon as a result of performing Services under this Agreement, including the Data and Deliverables; or (iv) comprises the API or otherwise is directly related to the API, shall be deemed to be Confidential Information of Metabolex.

1.5.	“Controlled” means, with respect to a specific material, item of Information or Intellectual Property right, that the applicable Party owns or has a license to such material, item or right and has the ability to grant the other Party access and a license thereto as provided for in this Agreement without violating or conflicting with any agreement with or rights of a third party.

1.6.	“Current Good Manufacturing Practice” or “cGMP” means the then-current standards for the manufacture of fine chemicals, active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products set forth (i) in 21 U.S.C. 351(a)(2)(B), in U.S. FDA regulations at 21 C.F.R. Parts 210 and 211 and in The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products, each as may be amended from time to time; (ii) in International Conference on Harmonization (ICH) Guidelines relating to the manufacture of active pharmaceutical ingredients and finished pharmaceuticals as may be amended from time to time; (iii) all other similar Applicable Laws relating to the manufacturing of active pharmaceutical ingredients intended for use in humans and promulgated by any other governmental authority having jurisdiction over the manufacture of drug compounds in the countries in which the Product containing API will be used or sold as communicated to Patheon in writing by Metabolex from time to time and as may be agreed to by Patheon, which agreement shall not be unreasonably withheld or delayed; and (iv) all additional regulatory authority documents or regulations that replace, amend, modify, supplant or complement any of the foregoing.

1.7.	“Data” has the meaning set forth in Section 6.2.

1.8.	“Deliverable” or “Deliverables” means all deliverables that Patheon agrees to provide to Metabolex under a Plan, and the items set forth in Section 6.1.

1.9.	“FDA” means the United States Food and Drug Administration, or any successor thereto having the administrative authority to regulate the development and marketing of human pharmaceutical products in the United States.

1.10.	“Information” means any and all information of any kind, including results, data, discoveries, improvements, processes, methods, protocols, formulas, techniques, inventions, know-how and trade secrets, scientific, chemical, pharmaceutical, toxicological, biochemical, and biological, data, and information relating to the results of tests, assays, methods, processes, and specifications, and/or other documents containing information and related data, and any assay control, regulatory, and any other test results or information, regulatory, manufacturing, financial, pricing and commercial information or data.

1.11.	“Intellectual Property” or “IP” means all intellectual property, regardless or form and as conferred or established by the laws of any jurisdiction, including published and unpublished works of authorship; inventions and discoveries (including compositions of matter, methods, processes and improvements thereof); words, names, symbols and designs used to distinguish a business, product, or service; and all Confidential Information.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.12.	“Metabolex Materials” means the API, chemical compounds, and other materials specified in each SOW to be supplied by or on behalf of Metabolex to Patheon that are necessary to perform the Services.

1.13.	“Quality Agreement” means the Quality Agreement to be entered into by the Parties as described in Section 2.5.

1.14.	“Statement of Work” or “SOW” has the meaning set forth in Section 2.3.

1.15.	“Services” means process development, manufacturing and other services to be performed by Patheon under one or more Statements of Work.

1.16.	“Specifications” means the characteristics, processing requirements, standards and other specifications set forth in the applicable SOW (Exhibit B,) of this Agreement, as may be amended or supplemented from time to time by mutual agreement of the Parties.

2.	PURPOSE; SCOPE; PROCESS DEVELOPMENT AND MANUFACTURE

2.1.	Purpose and Intent. The Parties agree that Patheon may, pursuant to the terms of this Agreement, perform product development services for Metabolex including but not limited to drug substance characterization, pharmaceutical development, process development, analytical method and specification development, and manufacturing of experimental batches and cGMP clinical trial materials using the API or Metabolex Materials as set forth in one or more SOWs.

2.2.	Process Development and other Manufacturing Services. Patheon shall perform the process development and/or other manufacturing Services and tasks and activities as set forth in the agreed upon SOW, the form of which is attached hereto as Exhibit B, as such SOW may be amended from time to time by the written agreement of the Parties. Such Services shall include the preparation and delivery to Metabolex of the Deliverables as set forth in the SOW. If the Parties agree that Patheon will, under an SOW, manufacture products for Metabolex, Patheon shall manufacture and supply to Metabolex the specified products in such quantities as ordered by Metabolex in orders submitted to Patheon from time to time by Metabolex in accordance with the Quality Agreement and the applicable SOW, which may be amended from time to time by the written agreement of the Parties.

2.3.	Additional Projects. If Metabolex desires that Patheon perform certain additional activities or tasks relating to process development or manufacturing of API that are outside the scope of the SOW, Metabolex shall submit a written request to Patheon setting forth in reasonable detail the particular activities or tasks requested for such proposed additional SOW. The Parties shall then negotiate reasonably and in good faith and seek to agree on a written Statement of Work setting forth such additional activities and tasks, and the specific terms for such proposed SOW (which activities and tasks shall, upon agreement by the Parties to such SOW, be deemed additional Services to be performed hereunder). Each such SOW shall include a specific description of the particular Services to be performed and the budget, costs and timeline therefore, and all Deliverables to be prepared and delivered to Metabolex, and, as necessary, any additional Information and requirements for such Services. Each SOW be attached to this Agreement as an exhibit and shall be deemed incorporated herein. Each

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

agreed SOW may be modified or amended from time to time upon mutual written agreement of the Parties, and such agreed-upon modifications or amendments shall be attached and deemed incorporated into the applicable SOW. It is contemplated that there may be multiple Statements of Work that shall be sequentially numbered, each referencing and covering a different project.

2.4.	Conflicting Terms. The Parties agree that if there is any conflict between a particular term of a SOW and the terms of this Agreement, the terms of this Agreement shall control and supersede such conflicting term of the applicable SOW, unless such SOW specifically and expressly provides that such term shall prevail notwithstanding such conflict.

2.5.	Quality Agreement. Prior to Patheon commencing work for Metabolex under a SOW, Patheon and Metabolex shall enter into a quality agreement governing the quality systems used in connection with Patheon’s performance (the “Quality Agreement”).

2.6.	Schedule and Performance. Patheon will schedule the performance of each of the SOWs (including all Services under the SOW and delivery of all Deliverables) as specified in the SOW applicable to the SOW and will coordinate with Metabolex as appropriate to ensure the timely commencement and performance of all such Services. Patheon shall perform all the Services and other work under a SOW in accordance with the terms of the applicable SOW, Applicable Law, and the terms and conditions of this Agreement. Patheon shall perform all the Services and other work under this Agreement using good faith, reasonable care and in accordance with industry practice. Patheon shall provide the facilities and supplies (other than Metabolex Materials, and subject to the fees set forth in Article 3) and staff necessary to complete all the Services in accordance with the terms of this Agreement and the applicable SOW. All such staff shall have all training, education and experience needed to perform the applicable Services in a competent and efficient manner. Notwithstanding anything in this Article, the Parties acknowledge and agree that the SOWs may need to be adjusted and adapted depending on the progress and interim results of the activities performed by Patheon under this Agreement. The Parties further acknowledge that Patheon shall be compensated based on the works done under this Agreement, rather than based on achievement of specific results.

2.7.	Metabolex Materials. In the preparation or processing of APIs, Patheon agrees to use only those Metabolex Materials that are supplied by Metabolex or obtained by Patheon from a qualified vendor. Patheon shall determine the amounts of Metabolex Materials that Patheon will need to perform the Services requested by Metabolex. Any Metabolex Materials supplied by or on behalf of Metabolex to Patheon shall only be used for Services associated with Metabolex SOWs, unless otherwise agreed. All Metabolex Materials shall remain the property of Metabolex at all times. Patheon shall store all Metabolex Materials in appropriate and secure conditions, and shall take all necessary care to prevent damage, loss or theft of Metabolex Materials. Provider shall clearly identify all Metabolex Materials in storage as goods belonging to Metabolex, and the Metabolex Materials shall be separated from, and not intermingled with, other products although Metabolex Materials may be stored in the same storage room as other products. At all times, Metabolex Materials shall be stored within the temperature range specified in writing by Metabolex prior to shipment of such materials to Patheon’s facility, and in each case in accordance with Applicable Law. Patheon shall not transfer or otherwise provide access to the Metabolex Materials to any person or entity other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

than its employees or permitted subcontractors without the prior written consent of Metabolex. Patheon shall use the Metabolex Materials solely to perform Services in accordance with this Agreement and the applicable SOW. Patheon understands and agrees that the Metabolex Materials may have unpredictable and unknown biological and/or chemical properties and are to be used with caution. Patheon will use and handle all Metabolex Materials in accordance with Metabolex’s written instructions and in compliance with Applicable Law, including, but not limited to, any laws or regulations relating to the testing, storage, transportation, packaging, labeling or other use of the Metabolex Materials. Metabolex shall be responsible for qualification of vendors of Metabolex Materials and for providing a certificate of compliance confirming that the Metabolex Materials are compliant with the provisions outlined in the “Note for Guidance on minimizing the risk of transmitting spongiform encephalopathy agents via human and veterinary medicinal products” (EMEA/410/01, Rev.2 or update). Upon the completion or termination of a SOW, Patheon shall either return or destroy any Metabolex Materials for such SOW that remain in Patheon’s possession in accordance with Metabolex’s written instructions and at Metabolex’s expense. In the event that any quantity of Metabolex Materials provided to Patheon is lost, or damaged, stolen, destroyed, or otherwise rendered unusable for its intended purpose (e.g., because it was not stored in accordance with the storage conditions specified by Metabolex in writing and in accordance with Applicable Law) while in Patheon’s custody or control (other than destruction of Metabolex Materials requested or approved by Metabolex), [*], subject to [*]. Nothing in this Agreement shall obligate Patheon to [*] to perform Services under a signed SOW, and then [*] to perform such Services.

2.8.	Affiliates. Patheon may arrange for any of its Affiliates to perform specific Services under a SOW, and such Affiliate and the Services to be performed shall be specified in that SOW and approved by the Parties. Each Affiliate performing Services will execute the SOW, which will bind such Affiliate to the terms and conditions contained herein. Patheon shall remain primarily liable for the performance of its Affiliates under any such SOW and its Affiliates’ compliance with the provisions of this Agreement.

2.9.	Subcontractors. Except as provided in Section 2.9, Patheon may not subcontract any of the Services or other work to be performed by it hereunder without Metabolex’s prior written consent. In the event that Metabolex does so consent, then any agreement entered into by Patheon with the permitted subcontractor shall, at a minimum, provide for ownership and allocation of Intellectual Property rights and for obligations of confidentiality of Information, record-keeping, access, rights to data, and performance in accordance with Applicable Law that are consistent with the intent and terms of this Agreement and the Quality Agreement. Patheon shall remain liable for the performance of any of its obligations hereunder that it delegates to a subcontractor.

2.10.	Shipping. Shipments of Metabolex Materials and manufactured products by Patheon will be made [*], unless otherwise mutually agreed. The Metabolex Materials and manufactured products will be transported in accordance with the written instructions of Metabolex. Patheon shall package all manufactured products being shipped to Metabolex or other locations designed by Metabolex into secondary packaging for shipment in accordance with instructions provided by Metabolex. All shipments from Metabolex to Patheon will be made [*], unless otherwise agreed. All shipments of API will be accompanied by certificate(s) of analysis from the API manufacturer including confirmatory results demonstrating that the API complies with the manufacturer’s API specifications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.11.	Changes to a SOW. If Metabolex requests any changes to the scope of a SOW, Patheon will promptly prepare a written change order reflecting such changes, including an estimate of any resulting adjustment to the timeline for the performance of the Services under the SOW and to the compensation schedule (whether an increase or decrease). Upon Metabolex’s written approval of the change order, such change order shall constitute an amendment to the applicable SOW and shall be incorporated herein, and Patheon shall perform the Services in accordance with such amended SOW. Notwithstanding anything herein to the contrary, to the extent that any changes to the Services requested by Metabolex consist of a reduction in the scope of the Services to be performed for a particular SOW, Patheon shall immediately implement such reduction at Metabolex’s request, and the parties shall negotiate in good faith a change order that reduces the compensation schedule and reflects such change as soon as practicable.

3.	PAYMENTS

3.1.	Price.

3.1.1.	The price for the Services performed by Patheon shall be in accordance with the pricing schedule set forth in the applicable SOW. Unless otherwise agreed to between the Parties, Patheon will purchase common materials and supplies required to perform the Services, other than Metabolex Materials. A fixed “[*] Fee” equaling [*], will be included in the project budget to cover [*].

3.1.2.	The costs of all third party suppliers’ fees and the purchase of project specific items (such as exclusive raw materials, excipients, packaging, special equipment, tooling, change parts, laboratory columns and reagents, reference standards including those under the applicable United States Pharmacopoeia, the National Formulary, the British Pharmacopoeia, the European Pharmacopoeia or the Japanese Pharmacopoeia) necessary for Patheon to perform the Services will be purchased by Patheon and charged back to Metabolex [*]. Upon the termination or completion of a SOW, Patheon shall transfer to Metabolex, at Metabolex’s expense, all project specific items in Patheon’s possession that were charged back to Metabolex.

3.1.3.	If Patheon is required to buy any third party marketed product in order to complete the Services, Metabolex acknowledges that such purchases will be made on behalf of Metabolex [*].

3.2.	Invoices; Payment. Patheon shall provide to Metabolex an invoice upon completion of the Services relating to a particular SOW, according to the payment schedule set forth in such SOW which invoice shall set forth the price for such Services in accordance with the applicable SOW and be accompanied by sufficient back-up documentation, if any, necessary to support the payments being invoiced. Metabolex shall pay each undisputed invoice no later than [*] days following the date of invoice. Patheon shall mail a copy of the invoice to the mailing address provided in Section 16.1, with a copy to be sent by email on the date of invoice to the email address provided in Section 16.1, or to such other mailing or email address as Metabolex may indicate in writing, from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.3.	[*] (if Applicable as per the Budget Summary). Metabolex will pay to Patheon any applicable [*] set out in the SOW within [*] days of the date of receipt of invoice for [*]. Patheon will not [*]. The [*] Services are fully completed [*]. [*]. Patheon [*] Services performed under the applicable SOW that are [*]. Patheon may[*].

3.4.	Disputed Portions of Invoices. If any portion of an invoice is disputed, then Metabolex will pay Patheon the undisputed amount and the parties will use good faith efforts to reconcile the disputed amount as soon as practicable. [*].

3.5.	Acceptance of Deliverables and Services. Metabolex shall have the right to review and test all Deliverables and Services delivered or provided by Patheon under a SOW to confirm that such deliverables comply with the specifications of the SOW and the obligations of this Agreement. Metabolex may reject any such Deliverables or Services (or portion thereof) if the same do not comply as stated above, or if they are otherwise defective or unsatisfactory, by providing to Patheon a written rejection within [*] business days from its discovery of such problem, which rejection identifies the basis for such rejection. Metabolex shall not have the obligation to pay for any Deliverable or Service properly rejected. Within [*] business days of any notice of rejection, Patheon shall present a corrective plan of action to Metabolex. Upon approval by Metabolex of the corrective plan, Patheon, at no additional expense to Metabolex (other than paying for any additional API or Metabolex Material needed, as set forth in Section 12.5), shall then make the corrections and, where applicable, Patheon shall resubmit the corrected Deliverable or Service to Metabolex. If Metabolex does not reject in writing within [*] business days of its discovery of a defect or other problem with Deliverables or Services, [*].

3.6.	Payment Upon Termination by Metabolex. Upon termination of this Agreement or any SOW by Metabolex pursuant to Section 4.2, Metabolex shall pay Patheon full payment for that portion of Services satisfactorily performed up through the date of termination, [*].

4.	TERM, TERMINATION AND RENEWAL

4.1.	Term. This Agreement begins on the Effective Date and expires [*] years from the Effective Date unless earlier terminated pursuant to this Article 4. In the event this Agreement is terminated prior to completion of a SOW, this Agreement will remain in effect with regard to each ongoing SOW until such SOW is terminated. Each SOW shall be effective upon the effective date specified therein and shall terminate upon (i) the completion of the Services to be provided thereunder, and (ii) Patheon’s receipt of all fees, and any other payments due to Patheon related to the Services provided thereunder, unless earlier terminated in accordance with this Article 4.

4.2.	Termination by Metabolex. Metabolex may terminate this Agreement or any SOW for any reason upon [*]days written notice to Patheon.

4.3.	[*] Termination or Postponement. If Metabolex terminates this Agreement or any SOW under Section 4.2, or postpones scheduled and reserved manufacturing services pursuant to a SOW[*] of the start date of such scheduled and reserved manufacturing services (the “Start Date”),

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

then [*]. If Metabolex terminates this Agreement or any SOW under Section 4.2, or postpones scheduled and reserved manufacturing services pursuant to a SOW [*], then [*]% of the costs of such scheduled and reserved manufacturing services]. If Metabolex terminates this Agreement or any SOW under Section 4.2, or postpones scheduled and reserved manufacturing services pursuant to a SOW [*], then [*] of the costs of such scheduled and reserved manufacturing services]. In any such event of termination or postponement by Metabolex, Patheon will use reasonable commercial efforts to utilize its manufacturing facilities for an alternative project[*].

4.4.	Termination for Material Breach. Each Party may terminate this Agreement or any SOW and all Services then in progress upon written notice if the other Party materially breaches this Agreement and such breaching Party fails to cure the breach within [*] days after receipt of written notice from the non-breaching Party specifying in detail the nature of such breach. During such [*]day cure period, each Party will continue to perform its obligations under the Agreement and any applicable SOW. In the event of termination by Metabolex for material breach by Patheon pursuant to Section 4.4, Metabolex shall be obligated to pay Patheon only for Services satisfactorily completed by the effective date of termination.

4.5.	Return of API; Storage. Upon termination of this Agreement or a SOW, or otherwise upon the request of Metabolex, Patheon shall return any unused Metabolex Materials and related items within [*] days of the date of such termination or request and all work-in-process and manufactured API, at the expense of Metabolex. Excluding retained samples or stability samples, and unless otherwise agreed between the Parties, Metabolex will [*] after their release for shipment by Patheon or anticipated use for the Services as the case may be (unless such anticipated use is postponed by Patheon): (i) $[*] all materials and supplies stored at the Patheon’s site under room temperature conditions; (ii) $[*] for all materials and supplies stored at the Patheon site under conditions of 2 °C - 8 °C; (iii) $[*] for all materials and supplies stored at the Patheon site under conditions of -70 °C; and (iv) If Metabolex requests storage at conditions different than those stated above (Sec. 4.5(i)-(iii)), then the arrangement and cost will be discussed and agreed between the Parties on a separate basis. Patheon reserves the right to refuse to store any API, products or other Metabolex property, at its sole discretion, at any time. [*] all risk or loss of damage to the stored Metabolex Materials, products or other Metabolex property stored by Patheon following the [*] of (i) [*] this Agreement; or (ii) [*] particular Services under the SOW to which such API, products or Metabolex Materials relate; other than [*], and it will be [*] in place for this risk. Patheon will reimburse Metabolex for [*].

5.	OWNERSHIP

5.1.	Disclosure of Inventions. Patheon shall notify Metabolex in writing of any and all inventions, technology, discoveries, or ideas, whether patentable or not, conceived, reduced to practice, made, or developed by Patheon or its agents in the performance of Services or related to the Metabolex Materials or Metabolex Confidential Information (collectively, “Inventions”), promptly after each such conception, reduction to practice, making, or developing. All inventions, technology, discoveries, or ideas, whether patentable or not, conceived, reduced to practice, made, or developed by Patheon or its agents which have been independently developed without the use or benefit of Metabolex Materials or Metabolex Confidential Information and which have general application to manufacturing processes or formulation

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

development of drug products or drug delivery systems will be the exclusive property of Patheon and shall not constitute “Inventions,” as defined in this Section 5.1. Patheon hereby grants to Metabolex, a non-exclusive, worldwide, paid-up, royalty-free, sublicensable, transferable license of Patheon’s intellectual property that was used by Patheon, its Affiliates or subcontractors for the manufacture of Metabolex’s products hereunder, solely to make, have made, use, import, offer for sale, or sell such Metabolex products, products incorporating such Metabolex products, and products that have the same API as such Metabolex products.

5.2.	Ownership of Inventions. Patheon agrees and acknowledges that Metabolex owns all right, title, and interest in and to all Inventions, and all intellectual property rights arising therefrom. Patheon hereby assigns and transfers to Metabolex all of its right, title and interest in and to the Inventions (and all intellectual property rights arising therefrom) and agrees to take all further acts reasonably required to evidence such assignment and transfer to Metabolex at Metabolex’s expense. Patheon shall enter into an agreement with each employee or agent of Patheon performing work in connection with the Services, pursuant to which such person shall grant all rights in the Inventions (and all intellectual property rights arising therefrom) to Patheon such that Patheon may assign and transfer such rights to Metabolex in accordance with this Section 5.2. Patheon hereby appoints Metabolex as its attorney-in-fact to sign such documents as Metabolex deems necessary for Metabolex to obtain ownership and to apply for, secure, and maintain patent or other proprietary protection of the Inventions (and all intellectual property rights arising therefrom) if Metabolex is unable, after reasonable inquiry, to obtain Patheon’s (or its employee’s or agent’s) signature on such a document. All Inventions and any information with respect thereto or intellectually property rights arising therefrom are Metabolex Confidential Information subject to the confidentiality provisions of Section 7.3.

5.3.	Deliverables. Metabolex owns all right, title, and interest in and to all Deliverables, and all reports and biological or chemical specimens generated by Patheon as a direct result of conducting the Services. All Deliverables and any information with respect thereto are Metabolex Confidential Information subject to the confidentiality provisions of Section 7.3.

5.4.	Metabolex Property. All tangible property provided to Patheon in connection with this Agreement, including without limitation all Metabolex Materials, records, or other Metabolex Confidential Information (as defined in Section 7.1), is the exclusive property of Metabolex.

5.5.	Limited License. Metabolex hereby grants to Patheon for the term of this Agreement a nonexclusive, royalty-free, limited (to the scope as described herein) license (without any rights to sublicense) under such intellectual property, know-how or information that is controlled by Metabolex and is necessary to enable Patheon to perform the Services hereunder solely for the purpose of the performance of Services in accordance with the applicable SOW. Patheon shall not acquire any other right, title or interest in or to any intellectual property owned or controlled by Metabolex as a result of this Agreement or Patheon’s performance hereunder.

6.	DELIVERABLES AND RECORDS

6.1.	Deliverables. Patheon agrees to provide to Metabolex (i) all data, certificates of analysis, reports, and other information generated by Patheon in the performance of the Services; (ii) all batches of API or product containing API that Patheon processes or manufactures under this Agreement; (iii) a detailed description of the processes used to make each batch of API or of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

product containing API (each batch of API or product containing API will be identified by an internal Patheon lot number, with a cross-reference to the identification number for process and Metabolex Materials utilized in the synthesis), including Patheon’s batch record; and (iv) for each batch shipped, a quality statement certifying whether or not the batch was processed according to cGMPs (Certificate of Compliance) and a Certificate of Analysis that confirms the API or other product meets the applicable Specifications. Patheon shall also conduct all quality testing provided for in the SOW and the Quality Agreement and provide to Metabolex all documentation of such quality testing required by the Quality Agreement and/or the applicable SOW. Metabolex has responsibility for API release. Patheon shall deliver to Metabolex various samples of or containing API according to any schedule set forth in a SOW or as otherwise mutually agreed upon in writing by the Parties.

6.2.	Books and Records. Patheon shall keep complete and accurate books and records related to all Services performed under the Agreement, including covering the manufacture, processing and supply of the API. Patheon shall also maintain complete, accurate, and authentic documentation, notes, data, test results, records, master batch records, and working batch records for each batch of API, for all Services, and for all other work relating to API and/or any of the Services generated by Patheon during the performance of, and in connection with, the SOW(s) (collectively, the “Data”). Patheon shall retain such records for a period of [*] years following the date of manufacture or for such longer period as may be required by the Quality Agreement, the applicable SOW or Applicable Law. Such records shall be made available to Metabolex for inspection, copying and/or audit verification by Metabolex or its designee at any reasonable time during Patheon regular business hours. Upon Metabolex’s request, Patheon shall make copies of such records available to Metabolex, at Metabolex’s expense.

7.	CONFIDENTIALITY.

7.1.	Metabolex Confidential Information. Subject to the limitations set forth in Section 7.2, all information that: (i) is disclosed by Metabolex to Patheon regarding the Services; (ii) is disclosed by Metabolex to Patheon to obtain a price quotation regarding the Services; (iii) is set forth in a SOW; (iv) is developed or generated by Patheon as a result of performing the Services, including the Data and Inventions; or (v) is related to the Metabolex Materials, including information that relates to the Metabolex Materials and was disclosed by Metabolex to Patheon pursuant to the Confidentiality Agreement entered into by the Parties on March 2, 2012 (the “Confidentiality Agreement”), shall be deemed to be “Metabolex Confidential Information.” Metabolex Confidential Information may include, without limitation, trade secrets, ideas, patent applications, data, processes, formulae, programs, compounds, know-how, improvements, designs, information regarding plans for research development, business plans, and budgets, whether disclosed in oral, written, graphic, or electronic form.

7.2.	Exceptions to Confidential Information. Patheon shall not have any obligations under this Agreement with respect to a specific portion of the Metabolex Confidential Information if Patheon can demonstrate by providing competent tangible proof that such Metabolex Confidential Information: (a) is in the public domain or comes into the public domain through no fault of Patheon; (b) is furnished to Patheon without any restrictions on its disclosure by a third party rightfully in possession of such information and not subject to a duty of confidentiality with respect to such information; or (c) solely with respect to Metabolex

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Confidential Information provided by Metabolex to Patheon, is already known by Patheon at the time of receiving such Metabolex Confidential Information from Metabolex, as evidenced by Patheon’s prior written records. For clarity, it is understood that notwithstanding the fact that individual components of information are in the public domain, but a particular compilation or integration of such components is not in the public domain, the fact that such individual components are in the public domain does not relieve Patheon of its obligations of confidentiality under this Article 7 with regard to the compilation or integration of such components.

7.3.	Non-Disclosure and Non-Use of Confidential Information. During the term of this Agreement and for a period of [*] years after the expiration or termination of this Agreement, Patheon shall maintain all Metabolex Confidential Information in strict trust and confidence and shall not disclose any such Metabolex Confidential Information to any third party other than Patheon’s or its Affiliates’ employees, consultants or advisors having a need to know such Confidential Information, or use any such Metabolex Confidential Information received except as may be authorized by the Metabolex’s prior written consent. Patheon may use or disclose Metabolex’s Confidential Information only to the extent required to perform the Services, and for no other purpose. Patheon shall not file any patent application containing any disclosure or claim, the subject matter of which is derived from the Metabolex Confidential Information. Patheon shall not use Metabolex Confidential Information for any purpose or in any manner that would constitute a violation of any laws or regulations of the United States. Nothing in this Agreement grants Patheon the right to retain, distribute, or commercialize any of the Metabolex Confidential Information. Patheon shall procure from each of its employees and subcontractors performing Services hereunder a signed confidentiality agreement containing terms at least as restrictive as those found herein, and Patheon shall be liable to Metabolex for the breach by any of them of the provisions of this Section 7.3.

7.4.	Third Party Confidential Information. Patheon shall not disclose to Metabolex any confidential or proprietary information that belongs to any third party unless Patheon first obtains the consent of such third party and enters into a separate confidentiality agreement with Metabolex covering that disclosure. Patheon shall not represent to Metabolex as being unrestricted any designs, plans, models, samples, or other writings or products that Patheon knows are covered by valid patent, copyright, or other form of intellectual property protection belonging to a third party.

7.5.	Required Disclosures. Notwithstanding any other provision of this Agreement, Patheon may disclose specific Confidential Information to the extent that such disclosure: (i) is in response to a valid order of a court or other governmental body having jurisdiction or (ii) is otherwise required by applicable law or regulation, provided in either case that Patheon uses best efforts to limit the scope of the disclosure to that which is required, provides Metabolex with prior written notice of such requirement as soon as reasonably possible, and cooperates with Metabolex in seeking a protective order, confidential treatment, or similar remedy limiting the use and disclosure of any Confidential Information required to be disclosed.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.	Regulatory Filing and Inspections.

8.1.	Regulatory Inspections. Patheon shall promptly notify Metabolex of any regulatory inspections relating to the Services by any government agency or other regulatory entity including, without limitation, the United States Food and Drug Administration (the “FDA”), of which it becomes aware. Metabolex shall have the primary responsibility for preparing any responses relating to the Metabolex Materials that may be required by the government agency or regulatory entity, and Patheon shall have the primary responsibility for preparing any responses relating to the method of performing the Services and Patheon’s operations and procedures. Patheon shall take all reasonable actions requested by Metabolex to cure deficiencies as noted during any such inspection.

8.2.	Site Visits by Metabolex. Metabolex’s representatives may visit Patheon’s facilities at reasonable times and upon reasonable notice during normal business hours to observe the performance of the Services. Patheon will assist Metabolex in scheduling such visits.

8.3.	Regulatory Filing. Metabolex will have the sole responsibility for filing of all documents with the applicable regulatory authority (such as the FDA, the Health Products and Food Branch of Health Canada or the European Medicines Agency) and to take any other actions that may be required for the receipt of approval from the regulatory authority for the commercial manufacture of Metabolex’s products. Where information or data generated by Patheon in relation to the Services are to be incorporated into documents to be filed by Metabolex with any regulatory authority and such filing may create the possibility of an inspection or audit of Patheon’s facility, then Metabolex shall provide Patheon with a draft of the applicable portions of such documents incorporating such data so as to give Patheon the opportunity to verify the accuracy and validity of such documents. Metabolex needs to supply only one form of such information or data when substantially similar documents are being submitted to multiple regulatory authorities.

9.	FACILITY AND COMPOUND REQUIREMENTS

9.1.	Facility

9.1.1.	All manufacturing Services shall be performed by Patheon solely at the facilities identified in the applicable SOW. In performing the Services, Patheon shall comply with all Applicable Laws for a drug establishment and obtain and maintain all necessary registrations, licenses and permits. Metabolex shall have the right to review, from time to time as it requests, during normal business hours, and upon written notice of no less than two weeks, all registrations, licenses and permits of Patheon that are directly related to Patheon’s obligations under this Agreement, including but not limited to those required by the FDA or any other regulatory agency having jurisdiction over Patheon.

9.1.2.	For Services under an SOW, Patheon shall ensure that the facility meets all the requirements of a drug establishment promulgated by the FDA at all times during the manufacture of the drug product, and Patheon shall comply with all aspects required by the Quality Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2.	Authority and API Requirements

9.2.1.	Metabolex and Patheon hereby agree that with respect to the Services and the API, and in addition to the other rights and obligations of this Agreement they each have the following responsibilities and liabilities:

9.2.1.1.	Metabolex shall use good faith reasonable efforts to [*] relating to API manufactured or processed hereunder will provide [*] under this Agreement as required by Applicable Law and will comply with all regulations for governmental applications, submissions, and approvals. Metabolex further represents, warrants and covenants that no API will be released for human public use or consumption until all requisite governmental approvals thereof have been obtained for such use and consumption.

9.2.1.2.	Patheon will make its own identification tests on the Metabolex Materials delivered to Patheon before commencing manufacturing or processing of the API and shall not commence manufacturing or processing and shall notify Metabolex if such tests indicate the Metabolex Materials do not comply with the applicable specifications.

9.2.1.3.	Patheon shall be responsible for manufacturing, processing, storing, handling, and shipping the API in accordance with the specifications provided to Patheon and the agreed upon terms in the relevant SOW.

9.2.1.4.	Metabolex and Patheon shall comply with all Applicable Law, rules, regulations, codes, and standards of all federal, state, local and municipal government agencies that affect their respective performance and activities under this Agreement. Each Party shall provide upon request such information as the other Party reasonably requires for compliance with all Applicable Law, rules, regulations, codes, and standards of all federal, state, local and municipal government agencies that affect their respective performance and activities under this Agreement.

10.	REPRESENTATIONS AND WARRANTIES

10.1.	No Inconsistent Obligations or Constraints upon Patheon. Patheon represents and warrants that it is qualified and permitted to enter into this Agreement and that the terms of the Agreement are not in conflict with its other contractual arrangements.

10.2.	Due Authorization. Each Party represents and warrants that (a) it has the full power and authority to enter into this Agreement, (b) this Agreement has been duly authorized, and (c) this Agreement is binding upon it.

10.3.	No Debarred Person. Patheon represents and warrants that it shall not employ, contract with, or retain any person or entity directly or indirectly to perform the Services under this Agreement [*] under investigation by the FDA for debarment or being presently debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992, as amended (21 U.S.C. § 301, et seq.). In addition, Patheon represents and warrants that, to its best knowledge, it has not engaged in any conduct or activity that could lead to any such debarment actions. If during the term of this Agreement, Patheon or any person or entity employed or retained by it to perform any Services is debarred[*] then in each case Patheon shall immediately notify Metabolex of same.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.4.	No Pending Regulatory Actions. Patheon represents and warrants that as of the Effective Date it is not currently subject to an FDA consent decree or other regulatory action impacting Patheon’s manufacture of pharmaceutical products under this Agreement. Patheon shall notify Metabolex within [*] business days if Patheon receives any Form 483s or warnings from, or comes under a consent decree issued by, a regulatory authority relating to manufacturing, supply and distribution services it has provided or related to the facility where it is performing Services hereunder, and will provide to Metabolex copies of all relevant documents relating thereto, except that Patheon shall be permitted to redact from the copies provided to Metabolex any information contained in such documents that is another Patheon customer’s confidential information.

10.5.	No Infringement. Patheon represents and warrants that the use of methods, processes and software selected by Patheon to perform the Services including, without limitation, Patheon’s IP, in the course of conducting the Services, will not infringe or misappropriate any intellectual property right of any third party. Metabolex represents and warrants that none of the Metabolex Materials, or Metabolex Intellectual Property, know-how or information that is provided or disclosed to Patheon for conducting the Services will, if used to conduct Services in accordance with the applicable SOW, infringe or misappropriate any intellectual property right of any third party when used as permitted in this Agreement.

10.6.	No Pending Litigation. As of the Effective Date, Patheon is not involved in any litigation relating to Patheon’s performance of pharmaceutical development services including, without limitation, clinical manufacturing services, for any third party. Patheon shall have no obligation to notify Metabolex of any litigation commenced at any time following the Effective Date.”

10.7.	Manufacturing Warranty. Patheon represents and warrants that all products manufactured by Patheon under an SOW shall be manufactured in compliance with the Quality Agreement and all other Applicable Laws and, if the products are required to be manufactured in accordance with cGMP pursuant to the applicable SOW, such products shall be manufactured in compliance with cGMP and the applicable Specifications.

11.	INSURANCE. Patheon shall secure and maintain in full force and effect throughout the performance of the Services insurance coverage for (a) employer’s liability, and (b) general liability, in amounts appropriate to the conduct of Patheon’s business. Certificates evidencing such insurance will be made available for examination upon request by Metabolex. Patheon further agrees to maintain workers’ compensation insurance in the amount required by the laws of the state in which Patheon’s employees performing the Services are located.

12.	INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1.	Indemnification by Metabolex. Metabolex shall indemnify, defend, and hold harmless Patheon and Patheon’s directors, officers, employees, and agents (the “Patheon Indemnitees”) from and against any and all third party liabilities, claims, suits, losses, expenses (including reasonable attorneys’ fees and legal expenses), and costs (collectively “Claims”) resulting from or arising out of (a) the negligence, gross negligence or intentional misconduct of any of the Metabolex Indemnitees relating to this Agreement or the Services, (b) a breach of Metabolex’s

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

obligations, covenants, representations or warranties under this Agreement, or (c) any claim of infringement or alleged infringement of any third party’s intellectual property rights in the Metabolex Materials or Metabolex IP that Metabolex requires Patheon to use in the performance of Services, in each case to the extent that such infringement or alleged infringement arises out of the use of the Metabolex Materials or Metabolex IP solely for the purpose of and in accordance with the applicable SOW. Such indemnity shall not apply if Patheon fails to comply with the indemnification procedures set forth in Section 12.3, or to the extent that a Claim arises out of or results from (i) the negligence, gross negligence or intentional misconduct on the part of any of the Patheon Indemnitees or Patheon’s subcontractors, (ii) a failure of any of the Patheon Indemnitees or Patheon’s subcontractors to comply with Applicable Law, or (iii) a breach of Patheon’s obligations, covenants, representations, or warranties under this Agreement.

12.2.	Indemnification by Patheon. Patheon shall indemnify, defend, and hold harmless Metabolex and Metabolex’s directors, officers, employees, and agents (the “Metabolex Indemnitees”) from and against any and all third party Claims resulting from or arising out of (a) the performance of the Services by Patheon; (b) the negligence, gross negligence, or intentional misconduct on the part of the Patheon Indemnitees or Patheon’s subcontractors relating to this Agreement or the Services, or (c) a breach of Patheon’s obligations, covenants, representations, or warranties under this Agreement. Such indemnity shall not apply if Metabolex fails to comply with the indemnification procedures set forth in Section 12.3 or to the extent that a Claim arises out of or results from (i) the negligence, gross negligence or intentional misconduct of any of the Metabolex Indemnitees, or (ii) a breach of Metabolex’s obligations, covenants, representations or warranties under this Agreement.

12.3.	General Conditions of Indemnification. Each Party’s agreement to indemnify, defend and hold the other Party harmless is conditioned on the indemnified Party (i) providing written notice to the indemnifying Party of any claim for which it is seeking indemnification hereunder promptly after the indemnified Party has knowledge of such claim; (ii) permitting the indemnifying Party to assume full responsibility to investigate, prepare for, defend against and settle any such claim or demand; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (iv) not compromising or settling such claim or demand without the indemnifying Party’s written consent.

12.4.	Separate Defense of Claims. In the event that the Parties cannot agree as to the application of Sections 12.1 and 12.2 above to any particular claim, the Parties may conduct separate defenses of such claim. So long as the Party seeking indemnification has complied with the notice provisions of Section 12.3(i) above and the consent provisions of Section 12.3(iv) above, such Party shall have the right to seek indemnity from the other in accordance with Section 12.1 or 12.2 (as applicable) above upon resolution of the underlying claim, notwithstanding such Party’s failure to comply with the provisions of Section 12.3(ii) above permitting the indemnifying Party to assume full responsibility to defend against such claim.

12.5.	Limitations of Liability. If, except for acts of negligence, gross negligence or intentional misconduct, Patheon fails to materially perform any part of the Services in accordance with the terms of this Agreement or the SOW, then Patheon shall, at Metabolex’s request, either (i)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

repeat that part of the Service at Patheon’s costs except that Metabolex will supply the API or Metabolex Materials at Metabolex’s expense; or (ii) reimburse Metabolex for the price for that part of the Service, excluding the cost of the API or Metabolex Materials. [*] API or Metabolex Materials [*] arises out of [*]. If Patheon fails to materially perform any part of the Services in accordance with the terms of this Agreement or the SOW because of [*], then in addition to the remedies listed in the first sentence of Section 12.5 above, Patheon will reimburse Metabolex for [*]. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR BREACHES OF THE PROPERTY OWNERSHIP/PATENT RIGHTS IN ARTICLE 5 OR THE CONFIDENTIALITY OBLIGATIONS IN ARTICLE 7.

13.	SURVIVAL

The termination of this Agreement shall not affect the provisions of Articles 1, 5, 7, 9, 10, 12, 14 or Section 16.2, which shall expressly survive any termination.

14.	PRESS RELEASE

No Party shall (i) issue a press release or make any other public statement that references this Agreement, or (ii) use the other Party’s or its Affiliates’ name or trademarks for publicity or advertising purposes, except, in each case, with the prior written consent of the other Party. For the avoidance of doubt, Patheon shall not disclose, present, disseminate or produce any publication that contains information regarding the Services, Deliverables or any Confidential Information without Metabolex’s prior written consent. Notwithstanding the foregoing sentences, either Party may use the name of the other Party in regulatory filings, including filings with the FDA and the United States Securities and Exchange Commission, or in disclosures to investors, partners, potential investors, and potential partners. For the avoidance of doubt, each Party shall fully comply with Section 7 when issuing a press release or making any other public statement.

15.	EFFECT OF OTHER AGREEMENTS

This Agreement, together with validly approved SOWs, sets forth the entire agreement between Patheon and Metabolex as to their subject matter and supersedes all other agreements and understandings between the Parties with respect to the same except that the Master Services Agreement titled “Formulation Development for MBX-102 Tablet (100 mg),” Proposal #MTB-FQ-0001-0401-R2, 30-July-01, and the corresponding Quality Agreement with a signature of last date of 11 March 2011 remain in effect and continue to set forth the entire agreement between Patheon and Metabolex with respect to the Change of Scope titled “Arhalofenate (MBX 102) IR Tablets – 200 mg,” COS Reference # MTB-FQ-0001-0401-R2-COS-36-R1, dated May 8, 2012.

16.	MISCELLANEOUS

16.1.	Notices. All notices, consents and approvals required or permitted hereunder shall be given in writing to the other Party by personal delivery, by certified or registered mail, return receipt

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

requested, by overnight courier, or by facsimile transmission with electronic confirmation of transmission, at the address specified below or to such other addresses as may be designated in writing from time to time in accordance with this Section 16.1:

If to Metabolex:	Metabolex, Inc.
3876 Bay Center Place
Hayward, CA 94545
Attention: Legal Department
Fax [*]
Email address for invoices: Violet Yung, [*]

For Patheon:	Patheon Inc.
2100 Syntex Court
Mississauga, Ontario L5N 7K9
Attention: Legal Department
Fax [*]

16.2.	Governing Law. Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

16.3.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

16.4.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original. Copies of original signature pages sent by facsimile and/or PDF shall have the same effect as signature pages containing original signatures.

16.5.	Amendment, Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this agreement in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

16.6.	No third party Beneficiaries. No third party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.

16.7.	Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by Patheon without the prior written consent of Metabolex, which consent may not be unreasonably withheld, provided however, that Patheon may, without such consent but upon prior written notice to Metabolex, assign its rights and obligations under this Agreement in connection with a merger, consolidation or sale of substantially all of the business to which this Agreement relates, to an unrelated third party. However, if Patheon assigns this Agreement to an unrelated third party in connection with a

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

merger, consolidation or sale of substantially all of the business to which this Agreement relates and all Services under all SOWs have not been completed as of the effective date of such assignment, Metabolex shall have the right to terminate this Agreement and any such SOWs effective upon written notice to Patheon, without having to pay any termination or cancellation penalties set forth in Section 4.3 in connection with such termination. Patheon may arrange for any of its Affiliates to perform specific Services under a SOW. Each Affiliate performing Services will execute the SOW which will bind such Affiliate to the terms and conditions contained herein. Patheon shall remain primarily liable for the performance of its Affiliates under any such SOW. Any attempted assignment of this Agreement not in compliance with this Section 16.7 shall be null and void. This Agreement shall inure to the benefit of and be binding upon each Party signatory hereto, its successors and permitted assigns. No assignment shall relieve either Party of the performance of any accrued obligation that such party may then have under this Agreement.

16.8.	Force Majeure. Neither Metabolex nor Patheon shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Metabolex or Patheon, as applicable. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical and shall take reasonable, diligent efforts to remove the condition constituting force majeure or to avoid its effects so as to resume performance as soon as practicable.

16.9.	Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected. The Parties shall make a good faith effort to replace any such provision with a valid and enforceable one such that the objectives contemplated by the parties when entering this Agreement may be realized.

16.10.	Relationship of Parties. The relationship between the Parties is that of independent contractors. Neither Party, nor any employee or agent of such Party, shall have the authority to bind or act on behalf of the other Party without its prior written consent. No employee or agent of Patheon shall be considered to be an employee or agent of Metabolex, and no employee or agent of Metabolex shall be considered to be an employee or agent of Patheon. Each Party shall be solely and entirely responsible for its acts and for the acts of its employees and agents during performance of this Agreement. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind.

16.11.	Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. No rule of strict construction will be applied in the interpretation or construction of this Agreement.

16.12.	Foreign Corrupt Practices Act. Patheon agrees that it will perform the Services in compliance with all applicable export or import laws of the United States or any foreign jurisdiction. Further, Patheon and its personnel, agents and representatives are aware of, and agree to abide by, the obligations imposed by the United States Foreign Corrupt Practices Act with

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

respect to dealing with payments or gifts to governments or related persons for the purpose of obtaining or retaining business for or with, or directing business to, any person. Accordingly, Patheon agrees that no portion of monies paid or payable to Patheon in connection with this Agreement, nor any other item of value, shall, directly or indirectly, be paid, received, transferred, loaned, offered, promised or furnished to, or for the use of, any officer or employee of any government department, agency, instrumentality or corporation thereof, or any political party or any official of such party or candidate for office, or any person acting for or on behalf of any of the foregoing, for the purpose of obtaining or retaining business for or with, or directing business to, any person. Patheon will comply with the applicable provisions of 42 USC § 1320a-7b prohibiting illegal remuneration (including kickback, bribe or rebate).

16.13.	EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER METABOLEX NOR PATHEON MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

[Remainder of page intentionally left blank]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In witness whereof, the parties hereto have duly executed this Agreement as of the Effective Date.

METABOLEX, INC.		PATHEON INC.

By:	/s/ Raymond Urbanski	By:	/s/ Rita Terzian

R. Urbanski		Rita Terzian
Print Name		Print Name

CMO		Sr. Director, POS IRO
Title		Title

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

API

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

Form of Statement of Work

Statement of Work No.

THIS SCOPE OF WORK NO.     (a “Statement of Work”) is made and entered into as of             , 20    , by and between Metabolex, Inc. a Delaware corporation with a business address of 3876 Bay Center Place, Hayward, California 94545 (“Metabolex”) and Patheon Inc., a Canadian company with its principal place of business located at 2100 Syntex Court, Mississauga, Ontario, L5N 7K9, Canada (“Patheon”).

Pursuant to the terms and conditions of the Development and Clinical Manufacture Agreement of         Patheon has agreed to perform certain services in accordance with written Scopes of Work, such as this one, entered into from time-to-time.

The parties hereby agree as follows:

1. Statement of Work. This document constitutes a “Statement of Work” under the Development and Clinical Manufacture Agreement, and this Statement of Work and the work contemplated herein are subject to the terms and provisions of the Development and Clinical Manufacture Agreement.

2. Services and Payment of Fees and Expenses. The specific work contemplated by this Statement of Work and the related payment terms and obligations are set forth on the following attachments, which are incorporated herein by reference:

DESCRIPTION OF WORK	ATTACHMENT 1
PROJECT BUDGET	ATTACHMENT 1
TIMELINE	ATTACHMENT 1
PAYMENT SCHEDULE	ATTACHMENT 1

3. Term. The term of this Statement of Work shall commence on             , 20    and shall continue until the services described in Attachment 1 are completed, unless this Statement of Work is terminated in accordance with the Development and Clinical Manufacture Agreement.

4. Amendments. No modification, amendment, or waiver of this Statement of Work shall be effective unless in writing and duly executed and delivered by each Party to the other.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B, continued

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

Metabolex, Inc.	Patheon Inc.

By:	By:

Print Name	Print Name

Title	Title

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.